					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING STATEMENTS OF INCOME (LOSS)
For the Year Ended December 31, 2001
(Amounts in Thousands)

	Texas-New Mexico Power Company	Texas Generating Company	Texas Generating Company II	Consolidating Entries	Texas-New Mexico Power Company

OPERATING REVENUES	$ 651,532	$ 1,782	$ 2,317	$ (4,099)	$ 651,532

OPERATING EXPENSES:
Purchased power and fuel	369,857	-	-	-	369,857
Other operating and maintenance	102,571	-	-	(4,099)	98,472
Depreciation of utility plant	29,464	10,569	2,317	-	42,350
Charge for recovery of stranded plant	1,377	-	-	-	1,377
Taxes other than income taxes	34,659	-	-	-	34,659
Income taxes	26,215	41	-	-	26,256
Total operating expenses	564,143	10,610	2,317	(4,099)	572,971

NET OPERATING INCOME (LOSS)	87,389	(8,828)	-	-	78,561

OTHER INCOME (LOSS):
Other income and deductions, net	(7,716)	11	(78)	8,899	1,116
Income taxes	(366)	(2)	(2)	-	(370)
Other income (loss), net of taxes	(8,082)	9	(80)	8,899	746

INCOME (LOSS) BEFORE INTEREST CHARGES	79,307	(8,819)	(80)	8,899	79,307

INTEREST CHARGES:
Interest on long-term debt	24,001	-	-	-	24,001
Other interest and amortization of debt-related costs	3,172	-	-	-	3,172
Total interest charges	27,173	-	-	-	27,173

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
OF CHANGE IN ACCOUNTING	52,134	(8,819)	(80)	8,899	52,134
Cumulative effect of change in accounting for major maintenance costs,
net of taxes	(1,170)	-	-	-	(1,170)

NET INCOME (LOSS)	$ 50,964	$ (8,819)	$ (80)	$ 8,899	$ 50,964

					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING BALANCE SHEET
December 31, 2001
(Amounts in Thousands)

	Texas-New Mexico Power Company	Texas Generating Company	Texas Generating Company II	Consolidating Entries	Texas-New Mexico Power Company Consolidated
ASSETS
UTILITY PLANT	$ 760,377	$ 587,924	$ -	$ -	$ 1,348,301
Less: accumulated depreciation	284,497	155,044	-	-	439,541
Net utility plant	475,880	432,880	-	-	908,760

INVESTMENT IN SUBSIDIARY COMPANIES	432,880	-	4,250	(437,130)	-
OTHER PROPERTY AND INVESTMENTS, at cost	334	-	-	-	334
CURRENT ASSETS:
Cash and cash equivalents	5,634	-	-	-	5,634
Accounts receivable	5,588	-	-	-	5,588
Deferred purchased power and fuel costs	1,852	-	-	-	1,852
Other current assets	6,791	-	-	-	6,791
Total current assets	19,865	-	-	-	19,865

LONG-TERM AND OTHER ASSETS:
Deferred charges	15,099	-	-	-	15,099
Total long-term and other assets	15,099	-	-	-	15,099
	$ 944,058	$ 432,880	$ 4,250	$ (437,130)	$ 944,058

CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
Common shareholder's equity:
Common stock	$ 107	$ 436,543	$ 4,602	$ (441,145)	$ 107
Other paid-in-capital	222,149	5,419	2	(5,421)	222,149
Retained earnings (deficit)	115,685	(9,082)	(354)	9,436	115,685
Accumulated other comprehensive loss	(530)	-	-	-	(530)
Total common shareholder's equity	337,411	432,880	4,250	(437,130)	337,411
Long-term debt, less current maturities	342,411	-	-	-	342,411
Total capitalization	679,822	432,880	4,250	(437,130)	679,822

CURRENT LIABILITIES:
Accounts payable	31,952	-	-	-	31,952
Other current liabilities	62,082	-	-	-	62,082
Total current liabilities	94,034	-	-	-	94,034

LONG-TERM AND OTHER LIABILITIES:
Deferred purchased power and fuel costs	10,665	-	-	-	10,665
Accumulated deferred income taxes	124,889	-	-	-	124,889
Accumulated deferred investment tax credits	20,792	-	-	-	20,792
Deferred credits	13,856	-	-	-	13,856
Total long-term and other liabilities	170,202	-	-	-	170,202
	$ 944,058	$ 432,880	$ 4,250	$ (437,130)	$ 944,058

					Exhibit A

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES
(a wholly owned subsidiary of TNP Enterprises, Inc.)
CONSOLIDATING STATEMENTS OF RETAINED EARNINGS
For the Year Ended December 31, 2001
(Amounts in Thousands)

	Texas-New Mexico Power Company	Texas Generating Company	Texas Generating Company II	Consolidating Entries	Texas-New Mexico Power Company Consolidated

BALANCE AT DECEMBER 31, 2000	$ 100,721	$ (55,041)	$ (25,132)	$ 80,173	$ 100,721
Net income (loss)	50,964	(8,819)	(80)	8,899	50,964
Restructuring of TGC and TGC II	-	55,078	25,128	(80,206)	-
Dividends on common stock	(36,000)	(300)	(270)	570	(36,000)
BALANCE AT DECEMBER 31, 2001	$ 115,685	$ (9,082)	$ (354)	$ 9,436	$ 115,685